EXHIBIT 10.1

2007 STOCK OPTION PLAN

PATCH INTERNATIONAL INC.

2007 STOCK OPTION PLAN

1.           Purpose

The purpose of the stock option plan (the “Plan”) of PATCH INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada (the “Corporation”) is to advance the interests of the Corporation by encouraging the directors, officers, employees and consultants of the Corporation, and of its subsidiaries and affiliates, if any, to acquire common shares in the share capital of the Corporation (the “Shares”), thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation and furnishing them with additional incentive in their efforts on behalf of the Corporation in the conduct of its affairs.

Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this Plan as “Incentive Stock Options.”  Incentive Stock Options and stock options that do not qualify under Section 422 of the Code are referred to in this Plan as “Non-Qualified Stock Options”.

2.           Administration

The Plan shall be administered by the board of directors of the Corporation or by a special committee of the directors appointed from time to time by the board of directors of the Corporation pursuant to rules of procedure fixed by the board of directors (such committee or, if no such committee is appointed, the Board of Directors of the Corporation, is hereinafter referred to as the “Board”).  A majority of the Board shall constitute a quorum, and the acts of a majority of the directors present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the directors.

If and so long as the Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting the membership of any special committee of the directors, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan and all option agreements entered into thereunder, to define the terms used in the Plan and in all option agreements entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan.  All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and on their legal personal representatives and beneficiaries.

Each option granted hereunder may be evidenced by an agreement in writing, signed on behalf of the Corporation and by the optionee, in such form as the Board shall approve.  Each such agreement shall recite that it is subject to the provisions of this Plan.

3.           Applicable Laws

All options granted pursuant to this Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable corporate laws, applicable securities laws, the Code, the rules of any applicable stock exchange or stock quotation system (hereinafter collectively referred to as, the “Exchange”), the rules of any foreign jurisdiction applicable to the Plan and any options granted hereunder to residents of that jurisdiction and any other regulatory body having jurisdiction hereinafter (collectively, the “Applicable Laws”).

4.           Shares Subject to Plan

Subject to adjustment as provided in Section 16 hereof, the Shares to be offered under the Plan shall consist of common shares of the Corporation’s authorized but unissued common shares.  The aggregate number of Shares issuable upon the exercise of all options granted under the Plan shall not exceed ten (10%) percent of the issued and outstanding common shares of the Corporation from time to time.  If any option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the unpurchased Shares subject thereto shall again be available for the purpose of this Plan.

5.           Maintenance of Sufficient Capital

The Corporation shall at all times during the term of the Plan reserve and keep available such numbers of Shares as will be sufficient to satisfy the requirements of the Plan.

6.           Eligibility and Participation

Directors, officers, consultants, and employees of the Corporation or its subsidiaries, and employees of a person or company which provides management services to the Corporation or its subsidiaries (“Management Company Employees”) shall be eligible for selection to participate in the Plan (such persons hereinafter collectively referred to as “Participants”).  Subject to compliance with the Applicable Laws, Participants may elect to hold options granted to them in an incorporated entity wholly owned by them and such entity shall be bound by the Plan in the same manner as if the options were held by the Participant.

Incentive Stock Options may be granted to any individual who is an employee of the Corporation or any corporation (other than the Corporation) that is a “Parent Corporation” of the Corporation or “Subsidiary Corporation” of the Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time)(“Related Corporation”).

Non-Qualified Stock Options may be granted to employees and to such other persons, including directors and officers of the Corporation or any Related Corporation who are not employees, subject to any Applicable Laws.

Subject to the terms hereof, the Board shall determine to whom options shall be granted and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted and vested, and the number of Shares to be subject to each option.  In the case of employees or consultants of the Corporation or Management Company Employees, the option agreements to which they are party must contain a representation of the Corporation that such employee, consultant or Management Company Employee, as the case may be, is a bona fide employee, consultant or Management Company Employee of the Corporation or its subsidiaries.

A Participant who has been granted an option may, if such Participant is otherwise eligible, and if permitted under the Applicable Laws, be granted an additional option or options if the Board shall so determine.

7.           Exercise Price

(a)
The exercise price of the Shares subject to each option shall be determined by the Board, subject to applicable Exchange approval, at the time any option is granted.  In no event shall such exercise price be lower than the exercise price permitted by the Applicable Laws.

(b)
The exercise price for an Incentive Stock Option or any option granted to a “covered employee” as such term is defined for purposes of Section 162(m) of the Code shall not be less than the fair market value of the Shares at the time the option is granted as determined by the Board in good faith.

(c)
With respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per Share at the time the option is granted as determined by the Board in good faith.

(d)
Once the exercise price has been determined by the Board, accepted by the applicable Exchange and the option has been granted, the exercise price of an option may be reduced (if allowed by the Applicable Laws) upon receipt of Board approval, provided that in the case of options held by insiders of the Corporation (as defined in the policies of the applicable Exchange), the exercise price of an option may be reduced only if disinterested shareholder approval is obtained.

8.           Number of Optioned Shares

(a)
The number of Shares subject to an option granted to any one Participant shall be determined by the Board, but no one Participant shall be granted an option which exceeds the maximum number permitted by the Applicable Laws.

(b)
No single Participant may be granted options to purchase a number of Shares equalling more than 5% of the issued common shares of the Corporation in any twelve-month period unless the Corporation is classified as a “Tier 1” issuer of the TSX Venture Exchange (“TSX-V”), has obtained disinterested shareholder approval in respect of such grant and meets the other requirements of the Applicable Laws.

(c)
Options shall not be granted if the exercise thereof would result in the issuance of more than 2% of the issued common shares of the Corporation in any twelve-month period to any one consultant of the Corporation (or any of its subsidiaries).

(d)
Options shall not be granted if the exercise thereof would result in the issuance of more than 2% of the issued common shares of the Corporation in any twelve month period to persons employed to provide investor relation activities.  Options granted to consultants performing investor relations activities will contain vesting provisions such that vesting occurs over at least 12 months with no more than 1/4 of the options vesting in any 3 month period.

(e)
The aggregate fair market value, determined at the time the options are granted, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the holders during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the “Annual Limit”) and any portion of an option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

9.           Duration of Option

Each option and all rights thereunder shall be expressed to expire on the date set out in the option agreement and shall be subject to earlier termination as provided in Sections 11 and 13, provided that in no circumstances shall the duration of an option exceed the maximum term permitted by the Applicable Laws.  For greater certainty, if the Corporation is listed on the TSX-V, the maximum term may not exceed 10 years if the Corporation is classified as a “Tier 1” issuer by the TSX-V, and the maximum term may not exceed 5 years if the Corporation is classified as a “Tier 2” issuer by the TSX-V.  Further, if any Incentive Stock Options are granted to a greater-than-ten percent (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) the term of such Incentive Stock Options shall not exceed 5 years.

10.           Option Period, Consideration and Payment

(a)
The option period shall be a period of time fixed by the Board not to exceed the maximum term permitted by the Applicable Laws, provided that the option period shall be reduced with respect to any option as provided in Sections 12 and 13 covering cessation as a director, officer, consultant, employee or Management Company Employee of the Corporation or its subsidiaries, or death of the Participant.

(b)
Subject to any vesting restrictions imposed by the Applicable Laws, the Board may, in its sole discretion, determine the time during which options shall vest and the method of vesting, or that no vesting restriction shall exist.

(c)
Subject to any vesting restrictions imposed by the Board, options may be exercised in whole or in part at any time and from time to time during the option period.  To the extent required by the Applicable Laws, no options may be exercised under this Plan until this Plan has been approved by a resolution duly passed by the shareholders of the Corporation.

(d)
Any options granted prior to the ratification of this Plan by the shareholders of the Corporation shall be granted subject to shareholder approval of this Plan within twelve (12) months before or after the effective date of this Plan.  If such shareholder approval is sought and not obtained, all options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any options granted to “covered employees” will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Corporation of certain compensation.

(d)
Except as set forth in Sections 11 and 13, no option may be exercised unless the Participant is at the time of such exercise a director, officer, consultant, or employee of the Corporation or any of its subsidiaries, or a Management Company Employee of the Corporation or any of its subsidiaries.

(e)
The exercise of any option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Shares with respect to which the option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such Shares with respect to which the option is exercised.  No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any common shares of the Corporation unless and until the certificates for Shares issuable pursuant to options under the Plan are issued to him or them under the terms of the Plan.

11.           Ceasing To Be a Director, Officer, Consultant or Employee

If a Participant shall cease to be a director, officer, consultant, employee of the Corporation, or its subsidiaries, or ceases to be a Management Company Employee, for any reason (other than death), such Participant may exercise his option to the extent that the Participant was entitled to exercise it at the date of such cessation, provided that such exercise must occur within 90 days after the Participant ceases to be a director, officer, consultant, employee or a Management Company Employee, unless such Participant was engaged in investor relations activities, in which case such exercise must occur within 30 days after the cessation of the Participant’s services to the Corporation.

Nothing contained in the Plan, nor in any option granted pursuant to the Plan, shall as such confer upon any Participant any right with respect to continuance as a director, officer, consultant, employee or Management Company Employee of the Corporation or of any of its subsidiaries or affiliates.

12.           Non-Qualified Stock Option Assumed

Each option agreement entered into between the Corporation and a Participant shall state whether the options granted are intended to be Incentive Stock Options or Non-Qualified Stock Options, provided that, in the absence of evidence to the contrary, all options granted pursuant to this Plan shall be Non-Qualified Stock Options.

13.           Death of Participant

Notwithstanding section 11, in the event of the death of a Participant, the option previously granted to him shall be exercisable only within the one (1) year after such death and then only:

(a)	by the person or persons to whom the Participant’s rights under the option shall pass by the Participant’s will or the laws of descent and distribution; and

(b)	if and to the extent that such Participant was entitled to exercise the option at the date of his death.

14.           Rights of Optionee

No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of such option until certificates representing such Shares shall have been issued and delivered.

15.           Proceeds from Sale of Shares

The proceeds from the sale of Shares issued upon the exercise of options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

16.          Adjustments

If the outstanding common shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation or another corporation or entity through reorganization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, any adjustments relating to the Shares optioned or issued on exercise of options and the exercise price per Share as set forth in the respective stock option agreements shall be made in accordance to the terms of such agreements.

Adjustments under this Section shall be made by the Board whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  No fractional Share shall be required to be issued under the Plan on any such adjustment.

17.          Transferability

All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein or the extent, if any, permitted by the Applicable Laws.  During the lifetime of a Participant any benefits, rights and options may only be exercised by the Participant.

18.          Amendment and Termination of Plan

Subject to applicable approval of the applicable Exchange and compliance with the Applicable Laws, the Board may, at any time, suspend or terminate the Plan.  Subject to the approval of the applicable Exchange and compliance with the Applicable Laws, the Board may also at any time amend or revise the terms of the Plan; provided that no such amendment or revision shall result in a material adverse change to the terms of any options theretofore granted under the Plan, unless shareholder approval, or disinterested shareholder approval, as the case may be, is obtained for such amendment or revision.

19.          Necessary Approvals

The ability of a Participant to exercise options and the obligation of the Corporation to issue and deliver Shares in accordance with the Plan is subject to any approvals which may be required from shareholders of the Corporation and any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation.  If any Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any option exercise price paid to the Corporation will be returned to the Participant.

20.          Effective Date of Plan

The Plan has been adopted by the Board of the Corporation subject to the approval of the applicable Exchange and, if so approved, subject to the discretion of the Board, the Plan shall become effective upon such approvals being obtained.

21.          Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Alberta.

MADE by the board of directors of the Corporation as evidenced by the signature of the following director duly authorized in that behalf effective the day of, 2007, and approved by the shareholders of the Corporation on the  day of , 2007.

PATCH INTERNATIONAL INC. Per: ______________________________